Exhibit 10.1

WAIVER AGREEMENET

This WAIVER AGREEMENT (this “Agreement”) is made and entered into as of July 5, 2019, by and between Sysorex, Inc., a Nevada corporation (the “Company”), and the signatory hereto (the “Holder”) holding that certain outstanding Convertible Promissory Note, issued on December 31, 2018 (the “Note”), issued pursuant to that certain Securities Purchase Agreement, dated December 31, 2018 (the “SPA”), by and between the Company and the Holder. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Note or the SPA, as applicable.

WHEREAS, on July 2, 2019 (the “Redemption Date”), the Holder delivered a Redemption Notice to the Company for a redemption amount of $20,000 (the “Redemption Amount”);

WHEREAS, pursuant to Section 8.2 of the Note, the Company may elect a Redemption Conversion with respect to any portion of the Redemption Amount; provided; however, that the Company is required to pay the entire amount of the Redemption Amount in cash, if on the Redemption Date there is an Equity Conditions Failure, and such failure is not waived in writing by the Holder;

WHEREAS, the Company hereby gives notice that, on the Redemption Date, Equity Conditions Failures have occurred and requests a waiver from the Holder with respect thereto; and

WHEREAS, in connection with the waiver, the Company and the Holder agree that the Company shall issue Redemption Conversion Shares based on a Redemption Conversion Price equal to $0.00875 per share resulting in the issuance of 2,285,714 shares of Common Stock.

NOW, THEREFORE, in consideration of the mutual covenants of the parties as hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.	Waiver and Modification.

(a)  The Holder hereby waives any Equity Conditions Failures as of the Redemption Date (the “Equity Conditions Failure Waiver”).

(b)  The Company and the Holder hereby agree that the Redemption Amount be redeemed at a Redemption Conversion Price equal to $0.00875 per share (the “Redemption Conversion Price Modification”), which shall result in the issuance of 2,285,714 shares of Common Stock by the third (3rd) Trading Day from the Redemption Date in accordance with Section 8.2 of the Note.

(c)  This Agreement is a one-time waiver and modification with respect to the Equity Conditions Failure Waiver and the Redemption Conversion Price Modification, respectively, and limited to the matters expressly waived herein and should not be construed as an indication that each of the Company and the Holder would be willing to agree to any future modifications to or waiver of any of the terms of the Transaction Documents.

2.	Miscellaneous.

(a)  Except as specifically set forth herein, this Agreement shall not be deemed to amend or alter in any respect the terms and conditions of the SPA, the Note or any of the other Transaction Documents, or to constitute a waiver or release by the Holder of any right, remedy, under the SPA, the Note or any of the other Transaction Documents, except to the extent specifically set forth herein. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.

(b) It is hereby understood that this Agreement does not constitute an admission of liability by any party, including any admission of default under the Transaction Documents.

(c) The parties shall submit all Claims (as defined in Exhibit F to the SPA) arising under this Agreement or any other Transaction Document or any other agreement between the parties and their affiliates or any Claim relating to the relationship of the parties to binding arbitration pursuant to the arbitration provisions set forth in Exhibit F attached to the SPA (the “Arbitration Provisions”). The parties hereby acknowledge and agree that the Arbitration Provisions are unconditionally binding on the parties hereto and are severable from all other provisions of this Agreement. By executing this Agreement, Company represents, warrants and covenants that Company has reviewed the Arbitration Provisions carefully, consulted with legal counsel about such provisions (or waived its right to do so), understands that the Arbitration Provisions are intended to allow for the expeditious and efficient resolution of any dispute hereunder, agrees to the terms and limitations set forth in the Arbitration Provisions, and that Company will not take a position contrary to the foregoing representations. Company acknowledges and agrees that Holder may rely upon the foregoing representations and covenants of Company regarding the Arbitration Provisions.

(d) This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the internal laws of the State of Utah, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Utah or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Utah. Each party consents to and expressly agrees that the exclusive venue for arbitration of any dispute arising out of or relating to any Transaction Document or the relationship of the parties or their affiliates shall be in Salt Lake County, Utah.

(e) This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Waiver. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Waiver Agreement to be duly executed on the date first above written.

SYSOREX, INC.

By:	/s/ Zaman Khan
Name: Zaman Khan
Title: Chief Executive Officer

[SYSOREX SIGNATURE PAGE TO WAIVER]

CHICAGO VENTURE PARTNERS, L.P.

By:	/s/ John M. Fife
Name: John M. Fife
Authorized Signatory

[HOLDER SIGNATURE PAGE TO WAIVER]

4